UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2015 (December 18, 2015)

YULONG ECO-MATERIALS LIMITED

(Exact name of Registrant as specified in charter)

Cayman Islands	001-37459	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Eastern End of Xiwuzhuang Village Jiaodian Town, Xinhua Area Pingdingshan, Henan Province People’s Republic of China	467091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   +86-375-8888988

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On December 18, 2015, Yulong Eco-Materials Limited (the “Company”) held its Annual Meeting of Shareholders.  Set forth below is a brief description of each matter voted upon at the meeting and the final voting results with respect to each matter.

1.	The following individuals were nominated in 2015 to serve until the Annual Meeting of Shareholders for the fiscal year ending June 30, 2016 and until such director’s respective successor is elected or qualified, or until such director’s earlier death, resignation or removal from office. All of the nominees were elected. The results were as follows:

Nominee	Votes For	Votes Withheld/ Abstained	Broker Non-Votes
Yulong Zhu	7,130,679	52,106	1,574,370
Alice Io Wai Wu	7,130,679	52,106	1,574,370
Michael W. Harlan	7,130,679	52,106	1,574,370
Wenge Du	7,130,679	52,106	1,574,370
Guosheng Liu	7,130,679	52,106	1,574,370
Qiang Liu	7,130,679	52,106	1,574,370

2.	The appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016 was ratified. The results were as follows:

Votes For	8,707,049
Votes Against	-0-
Abstain	50,106

3.	The Company’s shareholders approved the Company’s 2015 Equity Incentive Plan. The results were as follows:

Votes For	7,117,377
Votes Against	15,208
Abstain	50,200
Broker Non-Votes	1,574,370

4.	The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation. The results were as follows:

Votes For	7,124,059
Votes Against	4,109
Abstain	54,617
Broker Non-Votes	1,574,370

5.	The Company’s shareholders recommended, on an advisory basis, the holding of future advisory votes on named executive officer compensation every three years. The results were as follows:

One Year	55,120
Two Years	4,909
Three Years	7,072,651
Abstain	50,105
Broker Non-Votes	1,574,370

Based on the voting results for proposal number 5 above for which Company shareholders approved, on an advisory basis, the holding of future advisory votes on executive compensation (“say on pay”) every three years, the Company intends to hold future say on pay advisory votes every three years, until the next shareholder vote on say on pay frequency.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Yulong Eco-Materials Limited (Registrant)

Dated: December 22, 2015	By:	/s/ Zan Wu
Zan Wu
Chief Financial Officer

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